Exhibit 99.1

For Further Information:

Bob Delk
President and CEO
(310) 537-5444 (222)
(972) 432-0602 (x128)
bdelk@advmatl.com

FOR IMMEDIATE RELEASE:

ADVANCED MATERIALS GROUP REPORTS
FOURTH QUARTER RESULTS

ADMG Posts Quarterly Loss of $0.02 Per Share, Fiscal Year Loss of $0.07 Per Share, Compared to Quarterly Loss of $0.10 and Fiscal Year Loss of $0.14 in the Prior Year

RANCHO DOMINGUEZ, California, (April 27, 2004) – Advanced Materials Group, Inc. today reported final sales and income from operations for the fourth fiscal quarter and fiscal year ended November 30, 2003.

Net sales for the fourth quarter of fiscal 2003 were $2.3 million versus $6.3 million for the comparable period of fiscal 2002. The net loss for the fourth quarter of fiscal 2003 was $203,000 compared to a net loss of $835,000 for the fourth quarter of fiscal 2002. The basic and diluted loss per share for the fourth quarter was $0.02 per share on an average of 8.7 million shares, versus basic and diluted loss of $0.10 per share on an average of 8.7 million shares in the year ago period.

Net sales for the fiscal year 2003 were $14.5 million versus $26.6 million for the comparable period of 2002. The net loss for fiscal year 2003 was $631,000 compared to $1,202,000 for fiscal year 2002.  The basic and diluted net loss per share for fiscal year 2003 was $0.07 per share on an average of 8.7 million shares, versus basic and diluted net loss per share of $0.14 per share on an average of 8.7 million shares in fiscal year 2002.

In October 2003, the Company sold its wholly owned subsidiary, Advanced Materials Ltd. (“AML-Ireland”).  The consolidated financial results for fiscal years 2003 and 2002 have been restated and operating results of AML-Ireland are shown separately as discontinued operations for those periods.   The Company recorded a gain of $378,000, or $0.04 per share, on the sale of AML-Ireland during the 4th quarter of 2003.  Additionally, in July 2003, the Company amended its manufacturing agreement in Singapore to change the vendor of record for the customer supplied under the agreement, from the Company to its partner.  Although this change does not affect the Company’s share of the profitability under the agreement, it does cause a significant reduction in its reported revenues.

In addition to the changes to the Company’s previously issued consolidated financial statements required by the discontinued operations, management identified an error that resulted in the understatement of cost of sales for its joint venture agreement in Singapore by $728,000, which necessitated a restatement of the Company’s 2002 consolidated financial statements.

Chief Executive Officer Comments on Results

Commenting on the results, Advanced Materials Group CEO and President, Bob Delk said, “In looking back, we enacted a number of changes to the business in a relatively short span of time during 2003.

These changes include significant cost reductions, key management leadership changes, the sale of AML-Ireland, a re-alignment of the Singapore partnership, and the initiative to develop new products.  We feel that these steps were necessary to better position AMG for what must be done in 2004; that being, the aggressive pursuit of business development that could provide both opportunity for both revenue growth and profit.”

Some statements contained in this press release, including statements regarding the aggressive pursuit of business development that could provide opportunity for both revenue growth and profit, returning to profitable operations, are forward-looking statements that involve a number of risks and uncertainties. In addition to the factors discussed  including escalating pricing pressures, the following are among other factors that could cause actual results to differ materially: general business conditions, competitive factors, concentration of sales in markets and customers, concentration of raw materials suppliers, delays or cancellations in orders, fluctuations in margins, timing of significant orders, and other risks and uncertainties outlined by management in the Company’s most recent Form 10-K.

Advanced Materials Group, Inc. is in the business of developing, manufacturing and fabricating products using flexible raw materials such as specialty foams, plastics, fabrics, foils, films and pressure-sensitive adhesive components for a broad base of customers in the medical, technology, consumer, aerospace and automotive industries both in the U.S. and abroad.

(Financial tables follow)

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended November 30,		Fiscal Year Ended November 30,
	(Unaudited)
	2003	2002	2003	2002
		Restated		Restated
Net sales	$2,300,000	$6,312,000	$14,475,000	$26,588,000
Cost of sales	2,161,000	6,469,000	13,142,000	25,071,000

Gross profit	139,000	(157,000)	1,333,000	1,517,000

Operating expenses:
Selling, general and administrative	616,000	672,000	2,351,000	2,446,000
Write-down of goodwill	—	387,000	—	387,000
Restructuring charges	(352,000)	—	(352,000)	226,000

Total operating expenses	264,000	1,059,000	1,999,000	3,059,000

Loss from operations	(125,000)	(1,216,000)	(666,000)	(1,542,000)
Other income (expense):
Interest expense	(43,000)	(110,000)	(254,000)	(409,000)
(Loss) gain on disposal of fixed assets	(159,000)	13,000	(159,000)	13,000
Other, net	(35,000)	(56,000)	(69,000)	(108,000)

Total other expenses	(237,000)	(153,000)	(482,000)	(504,000)

Loss from continuing operations before income taxes	(1,369,000)	(1,148,000)	(2,046,000)
Income tax (expense) benefit	(24,000)	297,000	(24,000)	297,000

Loss from continuing operations	(386,000)	(1,072,000)	(1,172,000)	(1,749,000)
Discontinued Operations:
Income (loss) from discontinued operations	(195,000)	237,000	163,000	547,000
Gain on sale of discontinued operations	378,000	—	378,000	—

Net loss	$(203,000)	$(835,000)	$(631,000)	$(1,202,000)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.04)	$(0.12)	$(0.14)	$(0.20)
Income (loss) from discontinued operations	(0.02)	0.02	0.02	0.06
Gain on sale of discontinued operations	0.04	—	0.05	—
Net loss per share	$(0.02)	$(0.10)	$(0.07)	$(0.14)

Basic and diluted weighted average common shares outstanding	8,671,272	8,671,272	8,671,272	8,671,272

ADVANCED MATERIALS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
NOVEMBER 30,

November 30,	2003	2002 Restated
ASSETS

Current assets:
Cash and cash equivalents	$21,000	$157,000
Restricted cash	60,000	—
Accounts receivable, net of allowance for doubtful accounts of $54,000 and $97,000 as of November 30, 2003 and 2002, respectively	1,319,000	4,766,000
Inventories, net of allowance for obsolescence of $81,000 and $241,000 as of November 30, 2003 and 2002, respectively	939,000	2,310,000
Discontinued operations, net	—	1,690,000
Prepaid expenses and other	161,000	136,000

Total current assets	2,500,000	9,059,000

Property and equipment, net	1,059,000	1,683,000
Other assets	48,000	58,000

Total assets	$3,607,000	$10,800,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$1,181,000	$3,810,000
Accrued liabilities	439,000	367,000
Restructuring reserve	56,000	378,000
Deferred income	—	97,000
Line of credit	609,000	3,701,000
Term loan	361,000	—
Current portion of long-term obligations	360,000	599,000
Convertible debentures	405,000	—

Total current liabilities	3,411,000	8,952,000

Convertible debentures	—	405,000
Restructuring reserve	76,000	504,000
Retirement benefit to former employees, net of current portion of $273,000 and $157,000 and of discount of $2,610,000 and $2,871,000 at November 30, 2003 and 2002, respectively	951,000	1,094,000
Capital lease obligations, net of current portion of $87,000 and $164,000 at November 30, 2003 and 2002, respectively	57,000	143,000

Total liabilities	4,495,000	11,098,000

Commitments and contingencies
Stockholders’ deficit:
Preferred stock-$.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock-$.001 par value; 25,000,000 shares authorized; 8,671,272 shares issued and outstanding at November 30, 2003 and 2002	9,000	9,000
Additional paid-in capital	7,124,000	7,083,000
Accumulated deficit	(8,021,000)	(7,390,000)

Total stockholders’ deficit	(888,000)	(298,000)

Total liabilities and stockholders’ deficit	$3,607,000	$10,800,000